UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2016 (June 30, 2016)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously announced, Dr. Eli Jones decided not to stand for re-election in order to focus on his other professional commitments and, effective as of the adjournment of the 2016 Annual Meeting of Stockholders of Insperity, Inc. (the “Company”) held on June 30, 2016 (the “2016 Annual Meeting”), Dr. Jones retired from the Board of Directors. Dr. Jones was chair of the Compensation Committee and a member of the Nominating and Corporate Governance ("NCG") Committee of the Board of Directors. His decision not to stand for re-election was not due to any disagreements with the Company on any matter related to its operation, policies or practices.

In addition and as previously announced, effective as of the adjournment of the 2016 Annual Meeting, the Board of Directors and each of its standing committees (the Finance, Risk Management and Audit ("FRMA") Committee, the NCG Committee and the Compensation Committee) is comprised as follows:

Committee
Class (Term Expires)	FRMA	NCG	Compensation

Class I (2017 Annual Meeting)
Peter A. Feld		•	•
Michelle McKenna-Doyle		C	•
Austin P. Young	C	•
Class II (2018 Annual Meeting)
Paul J. Sarvadi
Carol R. Kaufman	•
Norman R. Sorensen	•
Class III (2019 Annual Meeting)
Michael W. Brown		•	C
John M. Morphy	•
Richard G. Rawson
____________________________________
Note: “C” indicates chairperson of such committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2016, the Company held its 2016 Annual Meeting at its corporate headquarters in Kingwood, Texas. The results of the matters submitted to a vote of the stockholders at the 2016 Annual Meeting were as follows:

(i)	To elect the persons named below as directors:

Director	For	Against	Abstain	Broker Non-Votes

Michael W. Brown (Class III)	16,901,629	1,217,093	14,562	1,362,466
Richard G. Rawson (Class III)	16,578,256	1,546,950	8,078	1,362,466
John M. Morphy (Class III)	17,657,584	457,577	18,123	1,362,466

(ii)	To cast an advisory vote to approve the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes

15,193,960	2,834,750	104,574	1,362,466

(iii)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes

19,308,605	178,219	8,926	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:    /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date:    July 1, 2016